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                                                                     EXHIBIT 1.1



                                      $[ ]
                 AEGIS ASSET BACKED SECURITIES TRUST 200[ ]-[ ]
                     Mortgage Loan Asset Backed Certificates
                                Series 200[ ]-[ ]

                             UNDERWRITING AGREEMENT

                                     [Date]


[Underwriter]
   as Representative of the Underwriters
   named in Schedule A
   [c/o Underwriter/Address]



Ladies and Gentlemen:


         Aegis Asset Backed Securities Corporation (the "Depositor"), a Delaware corporation, has authorized the issuance and sale of Aegis Mortgage Loan Asset Backed Certificates, Series 200[ ]-[ ], consisting of (i) the Class A-[ ] and Class A-[ ] (collectively, the "Class A Certificates"), (ii) the Class M-[ ] and Class M-[ ] Certificates (collectively, the "Mezzanine Certificates") and (iii) the Class B Certificates (the "Class B Certificates" and together with the Mezzanine Certificates, the "Subordinate Certificates"). Also issued are the Class R Certificates (the "Non-Offered Certificates"). The Class A Certificates, the Subordinate Certificates and the Non-Offered Certificates are collectively referred to as the "Certificates."

         Only the Class A Certificates and the Subordinate Certificates (the "Offered Certificates") are being purchased by the Underwriters named in Schedule A hereto (collectively, the "Underwriters"), and each Underwriter is purchasing, severally, only the Offered Certificates set forth opposite its name in Schedule A, except that the amounts purchased by the Underwriters may change in accordance with Section 10 of this Agreement. [Underwriter] is acting as representative of the Underwriters and in such capacity is hereinafter referred to as the "Representative."

         The Certificates will be issued under a pooling and servicing agreement (the "Pooling and Servicing Agreement"), to be dated as of [ ] 1, 200[ ] among the Depositor, [Master Servicer], as the master servicer (the "Master Servicer"), [Servicer], as the servicer (the "Servicer"), Aegis Mortgage Corporation, as seller (the "Seller") and [Trustee], as the trustee (in such capacity, the "Trustee"). Capitalized but undefined terms shall have the meanings set forth in the Pooling and Servicing Agreement.


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         The Certificates will evidence fractional undivided interests in the trust (the "Trust") formed pursuant to the Pooling and Servicing Agreement. The assets of the Trust will initially include, among other things, a pool of mortgage loans, having a Cut-Off Date as of [ ] 1, 200[ ] (the "Mortgage Loans"), [any amounts on deposit in the Pre-Funding Account] and any amounts as may be held by the Trustee in any accounts held by the Trustee for the Trust. The Mortgage Loans are secured primarily by first and [junior] deeds of trust or mortgages on [one- to four-family residential properties]. A form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement (as defined below). The Certificates are more fully described in the Registration Statement.

         Pursuant to the Pooling and Servicing Agreement, the Seller will transfer to the Depositor and the Depositor will transfer to the Trust all of its right, title and interest in and to the unpaid principal balances of the Mortgage Loans as of the Cut-Off Date and interest due on and after the Cut-Off Date and the collateral securing each Mortgage Loan.

         SECTION 1. Representations and Warranties of the Depositor. The Depositor represents and warrants to, and agrees with, the Underwriters that as of the date hereof and as of the Closing Date:

         (a) A Registration Statement on Form S-3 (No. [ ]) has (i) been prepared by the Depositor in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective and is still effective as of the date hereof under the Securities Act. Copies of such Registration Statement have been delivered by the Depositor to the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Registration Statement" means such registration statement, at the Effective Time, including any documents incorporated by reference therein at such time; "Basic Prospectus" means such final prospectus dated [ ] [ ], 200[ ]; and "Prospectus Supplement" means the final prospectus supplement relating to the Offered Certificates, to be filed with the Commission pursuant to paragraphs (2), (3) or (5) of Rule 424(b) of the Rules and Regulations. "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of the Prospectus and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of the Prospectus and incorporated by reference in the Prospectus and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Depositor filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Prospectus or the effectiveness of the Registration Statement and no proceedings for such purpose are pending or, to the Depositor's knowledge, threatened by the Commission. There are no contracts or documents of the Depositor which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have



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not been so filed or incorporated by reference therein on or prior to the
Effective Date of the Registration Statement other than such documents or materials, if any, as any Underwriter delivers to the Depositor pursuant to
Section 8(f) hereof for filing on Form 8-K. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied with respect to the Depositor and the Registration Statement. To the extent that any Underwriter has provided to the Depositor Computational Materials that such Underwriter has provided to a prospective investor, the Depositor will file or cause to be filed with the Commission a report on Form 8-K containing such Computational Materials, as soon as reasonably practicable after the date of this Agreement, but in any event, not later than 11:00 a.m. New York time on the date on which the Prospectus is made available to the Underwriter and is filed with the Commission pursuant to Rule 424(b)(5) of the Rules and Regulations.

         (b) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, when they become effective or are filed with the Commission, as the case may be, in all material respects to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof and of any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of its date, and as amended or supplemented as of the Closing Date, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to (i) information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Depositor in writing by any Underwriter through the Representative expressly for use therein, it being understood that such information is limited to the information set forth in the [last] paragraph of the cover page and in the [fourth and seventh] paragraphs under the caption "Underwriting" in the Prospectus Supplement (the "Underwriters' Information") or (ii) other than with respect to any Pool Information, any information contained in any Collateral Term Sheet, Structural Term Sheet, Series Term Sheet or Computational Materials (each as defined in Section 5(b) below) in each case to the extent not included in the Prospectus other than by incorporation by reference.

         (c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations of the Commission thereunder.

         (d) The Depositor has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business so requires such standing. The Depositor has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and



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perform its obligations under this Agreement and the Pooling and Servicing
Agreement (the "Agreements") and to cause the Certificates to be issued.

         (e) There are no actions, proceedings or investigations pending with respect to which the Depositor has received service of process or, to the knowledge of the Depositor, threatened by or before any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject (i) which if determined adversely to the Depositor would have a material adverse effect on the business or financial condition of the Depositor, (ii) asserting the invalidity of any of the Agreements or the Certificates, (iii) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by any of the Agreements or (iv) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, any of the Agreements or the Certificates.

         (f) This Agreement has been, and the Pooling and Servicing Agreement when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Depositor, and this Agreement constitutes, and the Pooling and Servicing Agreement when executed and delivered as contemplated herein and therein will constitute, legal, valid and binding instruments enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under this Agreement, limitations of public policy under applicable securities laws.

         (g) The execution, delivery and performance of the Agreements by the Depositor and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Certificates, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party, by which the Depositor is bound or to which any of the properties or assets of the Depositor or any of its subsidiaries is subject, which conflict, breach, violation or default would have a material adverse effect on the business, operations or financial condition of the Depositor or its ability to perform its obligations under any of the Agreements, nor will such actions result in any violation of the provisions of the certificate of incorporation or the bylaws of the Depositor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets, which violation would have a material adverse effect on the business, operations or financial condition of the Depositor or its ability to perform its obligations under any of the Agreements.

         (h) The direction by the Depositor to the Trustee to execute, authenticate, issue and deliver the Certificates has been or will have been duly authorized by the Depositor, and, assuming the Trustee has been duly authorized to undertake such actions, when executed, authenticated, issued and delivered by the Trustee, in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and the holders of the Certificates will be entitled to the rights and benefits of the Certificates as provided by the Pooling and Servicing Agreement.



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         (i) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Certificates and the sale of the Offered Certificates to the Underwriters, or the consummation by the Depositor of the other transactions contemplated by the Agreements, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Certificates by the Underwriters or as have been obtained.

         (j) At the time of execution and delivery of the Pooling and Servicing Agreement, the Depositor will: (i) have equitable title to the interest in the Mortgage Loans conveyed by the Seller, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"); (ii) not have assigned to any person (other than the Trustee) any of its right, title or interest in the Mortgage Loans; and (iii) have the power and authority to sell its interest in the Mortgage Loans to the Trustee and to sell the Offered Certificates to the Underwriters. Upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired beneficial ownership of all of the Depositor's title and interest in and to the Mortgage Loans. Upon delivery to the Underwriters of the Offered Certificates, the Underwriters will have good title to the Offered Certificates free of any Liens.

         (k) As of the Cut-Off Date, each of the Mortgage Loans will meet the eligibility criteria described in the Prospectus and will conform in all material respects to the descriptions thereof contained in the Prospectus.

         (l) Neither the Depositor nor the Trust is an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the Rules and Regulations of the Commission thereunder.

         (m) At the Closing Date, the Offered Certificates and the Pooling and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

         (n) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Agreements and the Certificates have been paid or will be paid at or prior to the Closing Date.

         (o) Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Depositor or the Seller, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

         (p) Any certificate signed by an officer of the Depositor and delivered to the Representative or counsel for the Representative in connection with an offering of the Offered Certificates shall be deemed, and shall state that it is, a representation and warranty of the Depositor as to the matters covered thereby on the date of such certificate to each person to whom the representations and warranties in this Section 1 are made.



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         (q) As of the date of delivery, any Pool Information provided to the
Underwriters is true and correct in all material respects or, if there is any material error in any Pool Information, the Depositor has promptly provided corrected information to the Underwriters.

         SECTION 2. Purchase and Sale. The commitment of the Underwriters to purchase the Offered Certificates pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth. The Depositor agrees to instruct the Trustee to issue the Certificates and agrees to sell to the Underwriters, and the Underwriters agree (except as provided in Sections 10 and 11 hereof) severally and not jointly to purchase from the Depositor, the aggregate initial principal amounts or percentage interests of the Offered Certificates of each Class, as set forth opposite their names on Schedule A, at the purchase price or prices (plus accrued interest, as appropriate) as set forth on Schedule A.

         SECTION 3. Delivery and Payment. Delivery of and payment for the Offered Certificates shall be made at the offices of [ ], or at such other place as shall be agreed upon by the Representative and the Depositor at 10:00 a.m. New York City time on [ ] [ ], 200[ ] or at such other time or date as shall be agreed upon in writing by the Representative and the Depositor (such date being referred to as the "Closing Date"). Payment shall be made to the Depositor by wire transfer of same day funds payable to the account of the Depositor. Delivery of the Offered Certificates shall be made to the Representative for the accounts of the Underwriters against payment of the purchase price thereof. The Offered Certificates so delivered will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of the beneficial owners of the Offered Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under the limited circumstances specified in the Pooling and Servicing Agreement. The Offered Certificates will be made available for examination by the Underwriters no later than 2:00 p.m. New York City time on the Business Day immediately prior to the Closing Date.

         SECTION 4. Offering by the Underwriters. It is understood that, subject to the terms and conditions hereof, the Underwriters propose to offer the Offered Certificates for sale to the public as set forth in the Prospectus.

         SECTION 5. Agreements. (a) The Depositor agrees as follows:

                  (i) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second Business Day following the availability of the Prospectus to the Underwriters; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Closing Date except as permitted herein; prior to the termination of the offering of the Offered Certificates, to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters or their counsel with copies thereof without charge; to file promptly all reports and any definitive proxy or information statements required to be filed by the



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         Depositor with the Commission pursuant to Section 13(a), 13(c), 14 or
         l5(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required by law in connection with the offering or sale of the Offered Certificates contemplated by the Prospectus Supplement; and for so long as delivery of a prospectus is required by law, to promptly advise the Underwriters of its receipt of notice of the issuance by the Commission of any "Stop Order" suspending the effectiveness of the Registration Statement or the institution of or, to the knowledge of the Depositor, the threatening of any proceeding for such purpose, or of: (i) any order preventing or suspending the use of the Prospectus; (ii) the suspension of the qualification of the Offered Certificates for offering or sale in any jurisdiction; (iii) the initiation of or, to the knowledge of the Depositor, threat of any proceeding for any such purpose; or (iv) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. In the event of the issuance of any "Stop Order" suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, the Depositor promptly shall use its reasonable best efforts to obtain the withdrawal of such order by the Commission.

                  (ii) To furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

                  (iii) To deliver promptly to the Underwriters without charge (and in the case of clauses (ii) and (iii) below, for so long as delivery of a prospectus is required by law in connection with the offering or sale of the Offered Certificates contemplated by the Prospectus Supplement) such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits); (ii) the Prospectus and any amended or supplemented Prospectus; and (iii) any document incorporated by reference in the Prospectus (including exhibits thereto). If the delivery of a prospectus is required by law at any time prior to the expiration of nine months after the Closing Date in connection with the offering or sale of the Offered Certificates contemplated by the Prospectus Supplement, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Depositor shall notify the Underwriters and, upon any Underwriter's request, shall file such document and prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which corrects such statement or omission or effects such compliance, and in case the Underwriters are required by law to deliver a Prospectus in connection with sales of any of the Offered



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         Certificates at any time nine months or more after the Closing Date, upon the request of the Underwriters but at their expense, the Depositor shall prepare and deliver to the Underwriters as many copies as the Underwriters may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

                  (iv) For so long as delivery of a prospectus is required by law in connection with the offering or sale of the Offered Certificates contemplated by the Prospectus Supplement, to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Depositor or the Underwriters, be required by the Securities Act or requested by the Commission. Neither the Underwriters' consent to nor their distribution of any amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (v) To furnish the Underwriters and counsel for the Underwriters, prior to filing with the Commission, and to obtain the consent of the Underwriters for the filing of the following documents relating to the Certificates: (i) any post-effective amendment to the Registration Statement or supplement to the Prospectus, or document incorporated by reference in the Prospectus other than any periodic reports required to be filed after the Closing Date, or (ii) any Prospectus pursuant to Rule 424 of the Rules and Regulations.

                  (vi) To use reasonable commercial efforts, in cooperation with the Underwriters, to qualify the Offered Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States or elsewhere as the Underwriters may designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Offered Certificates. The Depositor will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Offered Certificates have been so qualified; provided, however, that the Depositor shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is now so subject.

                  (vii) Not to permit, unless the Underwriters shall otherwise have given their written consent, any collateralized mortgage obligations or other similar securities to be publicly offered or sold in an offering registered under the Securities Act, representing interests in or secured by other mortgage-related assets originated or owned by the Seller, nor to permit the Seller to enter into any contractual arrangements that contemplate the registered public offering or sale of such securities, until the earlier to occur of the termination of the syndicate or the Closing Date.

                  (viii) To cause, so long as the Offered Certificates shall be outstanding, the Trustee, pursuant to the Pooling and Servicing Agreement, to deliver to the Underwriters as soon as such statements are furnished to the Trustee: (i) the annual statement as to compliance delivered to the Trustee pursuant to Section 3.16 of the Pooling and Servicing Agreement; (ii) the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 3.17 of the Pooling and Servicing



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         Agreement; (iii) the monthly servicing report furnished to the
         Depositor and the Trustee pursuant to Section 4.4 of the Pooling and Servicing Agreement; and (iv) the monthly reports furnished to the Certificateholders pursuant to Section 4.5 of the Pooling and Servicing Agreement.

         (b) Each Underwriter represents, warrants, covenants and agrees with the Depositor that:

                  (i) It either (A) has not provided any potential investor with a Collateral Term Sheet (that is required to be filed with the Commission within two Business Days of first use under the terms of the Public Securities Association Letter as described below), or (B) has, prior to its first delivery of such Collateral Term Sheet to a potential investor, delivered such Collateral Term Sheet to the Depositor or its counsel and has substantially contemporaneously with its first delivery of such Collateral Term Sheet to a potential investor, delivered such Collateral Term Sheet to the Seller or its counsel, which Collateral Term Sheet, if any, is attached hereto as Exhibit A.

                  (ii) It either (A) has not provided any potential investor with a Structural Term Sheet, Series Term Sheets or Computational Materials, or (B) has, prior to its first delivery of any such Structural Term Sheet, Series Term Sheets or Computational Materials to a potential investor, delivered such Structural Term Sheet, Series Term Sheets or Computational Materials to the Depositor or its counsel and has promptly provided any such Structural Term Sheet, Series Term Sheets or Computational Materials to the Seller or its counsel, which Structural Term Sheet, Series Term Sheets and Computational Materials, if any, are attached hereto as Exhibit B.

                  (iii) Each Collateral Term Sheet bears a legend indicating that the information contained therein will be superseded by the description of the collateral contained in the Prospectus Supplement and, except in the case of the initial Collateral Term Sheet, that such information supersedes the information in all prior Collateral Term Sheets.

                  (iv) Each Structural Term Sheet, Series Term Sheet and all Computational Materials bear a legend substantially in the form which has been agreed to by the Underwriters and the Depositor.

                  (v) It (at its own expense) agrees to obtain and provide to the Depositor and the Seller on or prior to the Closing Date one or more accountants' letters in form and substance reasonably satisfactory to the Underwriters, the Depositor and the Seller relating to the Collateral Term Sheets, Structural Term Sheets, Series Term Sheets and Computational Materials, which accountants' letters shall be addressed to the Depositor and the Seller.

                  (vi) It has not, and will not, without the prior written consent of the Depositor, provide any Collateral Term Sheets, Structural Term Sheets, Series Term Sheets or Computational Materials to any investor after the date of this Agreement and prior to the delivery of the Prospectus to such investor.



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         For purposes of this Agreement, Series Term Sheets, Collateral Term
Sheets and Structural Term Sheets shall have the respective meanings assigned to them (a) in the case of Series Term Sheets, in the "No-Action Letter addressed to Greenwood Trust Company, Discover Card Master Trust I, dated April 5, 1996, and (b) in the case of Collateral Term Sheets and Structural Term Sheets, in the February 13, 1995 letter of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the Commission Staff's response thereto, are publicly available February 17, 1995). The term "Collateral Term Sheet" as used herein includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented. Computational Materials has the meaning assigned to it in the No-Action Letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation, the No-Action Letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association and the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association.

         SECTION 6. Conditions to the Underwriters' Obligation. The obligations of the Underwriters to purchase the Offered Certificates pursuant to this Agreement are subject to (i) the accuracy on and as of the Closing Date of the representations and warranties on the part of the Depositor herein contained;
(ii) the performance by the Depositor of all of its obligations hereunder; and
(iii) the following additional conditions as of the Closing Date:

         (a) Each of the obligations of the Depositor required to be performed by it on or prior to the Closing Date pursuant to the terms of the Agreements shall have been duly performed and complied with and all of the representations and warranties of the Depositor under any of the Agreements shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under any of the Agreements, and the Underwriters shall have received certificates to the effect of the foregoing, each signed by an authorized officer of the Depositor.

         (b) Prior to the Closing Date, (i) the Underwriters shall have received confirmation of the effectiveness of the Registration Statement and (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor, shall be contemplated by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

         (c) The Representative shall have received a letter dated on or before the date on which the Prospectus Supplement is dated and printed, in form and substance reasonably acceptable to the Underwriters and their counsel, prepared by [ ] (i) regarding certain numerical information contained or incorporated by reference in the Prospectus Supplement and (ii) relating to certain agreed upon procedures as requested by the Underwriters relating to the Mortgage Loans.

         (d) The Mortgage Loans shall be acceptable to [Fitch Ratings ("Fitch")], [Moody's Investors Service, Inc. ("Moody's")] and [Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's")], in their sole discretion.

         (e) The Representative shall have received the following additional closing documents, in form and substance reasonably satisfactory to the Representative and its counsel:

                  (i) the Agreements and all documents required thereunder, duly executed and delivered by each of the parties thereto other than the Underwriters and their affiliates;

                  (ii) an officer's certificate of an officer of the Seller and an officer's certificate of an officer of the Depositor, in each case dated as of the Closing Date and reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, with resolutions of the member or manager(s), as applicable, and copies of the certificate of incorporation and the bylaws of each of the Depositor and the Seller, in each case attached thereto;

                  (iii) an opinion of counsel reasonably acceptable to the Underwriters and counsel for the Underwriters, dated the Closing Date, reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters as to various matters relating to the Seller and the Depositor;

                  (iv) opinions of [ ], counsel to the Depositor and the Seller, or such other counsel reasonably acceptable to the Underwriters and counsel for the Underwriters, dated the Closing Date, reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters as to various corporate matters;

                  (v) an opinion of [ ], special counsel to the Seller and the Depositor, or such other counsel reasonably acceptable to the Underwriters and counsel for the Underwriters, dated the Closing Date, reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters as to various corporate matters;

                  (vi) an opinion of [ ], counsel for the Underwriters, dated the Closing Date, as to matters as are customarily requested of underwriters' counsel and reasonably satisfactory in form and substance to the Underwriters;

                  (vii) opinions of counsel for the Depositor, in forms reasonably acceptable to the Underwriters, their counsel, Fitch, Standard & Poor's and Moody's as to such matters as shall be required for the assignment of the ratings to the Offered Certificates described in the Prospectus Supplement under the heading "Ratings";

                  (viii) a letter from [Moody's] that it has assigned a rating of [ ] to the Class A-[ ] Certificates, [ ] to the Class A-[ ] Certificates, [ ] to the Class M-[ ] Certificates, [ ] to the Class M-[ ] Certificates and [ ] to the Class B Certificates;

                  (ix) a letter from [Standard & Poor's] that it has assigned a rating of [ ] to the Class A-[ ] Certificates, [ ] to the Class A-[ ] Certificates, [ ] to the Class M-[ ] Certificates, [ ] to the Class M-[ ] Certificates and [ ] to the Class B Certificates;

                  (x) a letter from [Fitch Ratings] that it has assigned a rating of [ ] to the Class A-[ ] Certificates, [ ] to the Class A-[ ] Certificates, [ ] to the Class M-[ ] Certificates, [ ] to the Class M-[ ] Certificates and [ ] to the Class B Certificates;

                  (xi) an opinion of counsel for the Trustee dated the Closing Date, in form and substance reasonably acceptable to the Underwriters, their counsel, [Fitch], [Standard & Poor's] and [Moody's]; and

                  (xii) an officer's certificate of an officer of the Trustee, dated as of the Closing Date, reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         (f) [The Policy relating to the Class [ ] Certificates, duly executed and issued at or prior to the Closing Date and conforming in all material respects to the description thereof in the Prospectus.]

         (g) [opinions of special counsel to the Insurer, dated the Closing Date, reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters as to various corporate matters.]

         (h) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be reasonably satisfactory in form and substance to the Representative and its counsel.

         (i) The Seller and the Depositor shall have furnished the Representative with such other certificates of its officers or others and such other documents or opinions as the Representative or its counsel may reasonably request.

         (j) Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction;
(ii) a banking moratorium shall have been declared by Federal or New York state authorities; (iii) the United States shall have become engaged in material hostilities, there shall have been an escalation of such hostilities involving the United States or there shall have been a declaration of war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such), and in the case of any of the events specified in clauses (i) through
(iv), such event makes it, in the reasonable judgment of the Representative, impractical to market the Offered Certificates.

         If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Depositor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Sections 7 and 8.

         SECTION 7. Payment of Expenses. The Depositor agrees to pay:

         (a) the costs incident to the authorization, issuance, sale and delivery of the Certificates and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) except as otherwise provided in Section 5(a)(iii), the costs of producing and distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any preliminary prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement; (e) the fees and expenses of [ ] in qualifying the Certificates under the securities laws of the several jurisdictions as provided in Section 5(a)(vi) hereof and of preparing, printing and distributing a Blue Sky Memorandum and a Legal Investment Survey; (f) any fees charged by securities rating services for rating the Offered Certificates; (g) the cost of the accountant's comfort letter relating to the Prospectus Supplement; and (h) all other costs and expenses incidental to the performance of the obligations of the Depositor and the Seller (including costs and expenses of counsel to the Depositor and the Seller); provided that, except as provided in the last paragraph of this Section 7, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Offered Certificates which they may sell and the expenses of advertising any offering of the Offered Certificates made by the Underwriters, and the Underwriters shall pay the cost of the accountants' comfort letters referred to in Section 5(b)(v).

         If this Agreement is terminated because of a breach by the Depositor of any covenant or agreement hereunder including in accordance with Section 6 or the failure of any closing conditions set forth in Section 6 (other than the closing condition set forth in Section 6(h)) to be met, the Depositor shall cause the Underwriters to be reimbursed for all reasonable out of pocket expenses incurred by the Underwriters in connection with this Agreement and the proposed offering and sale of the Offered Certificates, including fees and disbursements of [ ], counsel for the Underwriters.

         SECTION 8. Indemnification and Contribution. (a) The Depositor indemnifies and holds harmless each Underwriter, each Underwriter's respective officers and directors and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

                  (i) against any and all losses, claims, expenses, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof including, but not limited to, any loss, claim, expense, damage or liability related to purchases and sales of the Offered Certificates) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such

         Underwriter or such controlling person in connection with investigating or defending any such loss, claim, expense, damage, liability or action as such expenses are incurred; provided, however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, expense, damage or liability arises out of or is based upon an untrue statement or omission, or alleged untrue statement or omission, made in any of such documents (x) in reliance upon and in conformity with any Underwriters' Information or (y) in any Collateral Term Sheet, Structural Term Sheet, Series Term Sheet or Computational Materials, except in the case of this clause (y) to the extent that any untrue statement or omission or alleged untrue statement or alleged omission therein results (or is alleged to have resulted) from an error or material omission in the information concerning the characteristics of the Mortgage Loans furnished by the Seller to the Underwriters for use in the preparation of any Collateral Term Sheet, Structural Term Sheet, Series Term Sheet and/or Computational Materials (any such information, the "Pool Information"), which error was not superseded or corrected by the delivery to the Underwriters of corrected written or electronic information, or for which the Depositor did not provide timely written notice of such error to the Underwriters (any such uncorrected Pool Information, a "Pool Error");

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, in each case based upon any such untrue statement or omission, or any such alleged untrue statement or omission (and subject to the proviso contained in clause (i) above), if such settlement is effected with the written consent of the Depositor; and

                  (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by any such Underwriter), reasonably incurred in investigating, preparing to defend or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, in each case based upon any such untrue statement or omission, or any such alleged untrue statement or omission (and subject to the proviso contained in clause (i) above), to the extent that any such expense is not paid under clause (i) or clause (ii) above.

This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

         (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless each of the Depositor, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, against any and all losses, claims, expenses, damages or liabilities to which the Depositor or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (i) Derived Information provided by such Underwriter (except to the extent resulting from a Pool Error) and

(ii) the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, but with respect to clause (b)(ii) above, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Underwriters' Information; and will reimburse any legal or other expenses reasonably incurred by the Depositor or any such director, officer or controlling person in connection with investigating, preparing to defend or defending any such loss, claim, expense, damage, liability or action as such expenses are incurred. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action described therein, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the claim or commencement of the action; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this Agreement. In case any such claim or action is brought against any indemnified party, and it notifies the indemnifying party thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish to do so, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election to assume the defense of such claim or action and the appointment of counsel as provided under this Section 8, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and in respect of which indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability and fault on any claims that are the subject matter of such action. Notwithstanding anything to the contrary in this Section 8, the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and disbursements of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all indemnified parties; provided, however, that if any indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from, adverse to or additional to those available to any other indemnified party, such indemnified party shall have the right to select separate counsel (at the expense of the indemnifying party or parties) to assert such legal defenses and to otherwise participate in the defense of such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in this Section 8, shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any claim or action.

         (d) If the indemnification provided for in Section 8(a) or 8(b)(ii) is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection
(a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other from the offering of the Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. If the indemnification provided for in Section 8(b)(i) is unavailable or insufficient to hold harmless the indemnified party under Section 8(b)(i), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section (b)(i) in such proportion as appropriate to reflect the relative fault of the Depositor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Certificates (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total initial public offering price of the Offered Certificates underwritten by it and sold to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) For purposes hereof, as to each Underwriter, the term "Derived Information" means such information, if any, in the Series Term Sheets, Collateral Term Sheets, Structural Term Sheets and/or Computational Materials that (i) is not contained or corrected in the Prospectus taking into account information incorporated therein by reference (other than information incorporated by reference from the Series Term Sheets, Collateral Term Sheets, Structural Term Sheets and/or Computational Materials) or (ii) is not contained in any Pool Information.

         (f) Each Underwriter agrees to deliver to the Depositor any Collateral Term Sheets, Structural Term Sheets, Computational Materials and Series Term Sheets which it has prepared in connection with the Offered Certificates a reasonable time prior to the dissemination of such materials to any potential investor and shall not disseminate any such materials to which the Depositor reasonably objects.

         SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Depositor or the Seller submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling persons thereof, or by or on behalf of the Depositor, and shall survive delivery of any Offered Certificates to the Underwriters.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters participating in the public offering of the Offered Certificates shall fail at the Closing Date to purchase the Offered Certificates which it is (or they are) obligated to purchase hereunder (the "Defaulted Certificates"), then the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the non-defaulting Underwriters have not completed such arrangements within such 24-hour period, then

                  (i) if the aggregate principal amount of Defaulted Certificates does not exceed 10% of the aggregate principal amount of the Offered Certificates to be purchased pursuant to this Agreement, the non-defaulting Underwriters named in this Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters; or

                  (ii) if the aggregate principal amount of Defaulted Certificates exceeds 10% of the aggregate principal amount of the Offered Certificates to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of the Depositor or any non-defaulting Underwriters.

         No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from the liability with respect to any default of such Underwriter under this Agreement.

         In the event of a default by any Underwriter as set forth in this
Section 10, each of the non-defaulting Underwriters and the Depositor shall have the right to postpone the Closing Date for a period not exceeding five Business Days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

         SECTION 11. Termination of Agreement. The Underwriters may terminate this Agreement immediately upon notice to the Depositor, at any time at or prior to the Closing Date, if the events set forth in Section 6(h) of this Agreement shall occur and be continuing, or if any other closing condition set forth in
Section 6 shall not have been fulfilled when required to be fulfilled. In the event of any such termination, the provisions of Section 7, the indemnity and contribution agreements set forth in Section 8, and the provisions of Sections 9, 14 and 16 shall remain in effect.

         SECTION 12. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to [Underwriter/Address]; and

         (b) if to the Depositor or the Seller, shall be delivered or sent by mail, telex or facsimile transmission, addressed to such party at 11111 Wilcrest Green, Suite 250, Houston, Texas 77042, Attention [ ].

         SECTION 13. Persons Entitled to the Benefit of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Seller and the Depositor, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any of the Underwriters within the meaning of Section 15 of the Securities Act, and for the benefit of each Underwriter's respective officers and directors and for the benefit of directors of the Depositor, officers of the Depositor who have signed the Registration Statement and any person controlling the Depositor within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         SECTION 14. Survival. The respective indemnities, representations, warranties and agreements of the Depositor and the Underwriters contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Certificates and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         SECTION 15. Definition of the Term "Business Day." For purposes of this Agreement, "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading.

         SECTION 16. Governing Law: Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

         The parties hereto hereby submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby agree that all claims in respect of any such action or proceeding may be heard or determined in New York State court or, to the extent permitted by law, in such federal court.

         The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         SECTION 17. Counterparts. This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         SECTION 18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         SECTION 19. Obligations of Seller. The Seller agrees with the Underwriters, for the sole and exclusive benefit of each such Underwriter, each such Underwriter's officers and directors and each person controlling such Underwriter within the meaning of the Securities Act, and not for the benefit of any assignee thereof or any other person or persons dealing with such Underwriter as follows: in consideration of and as an inducement to their agreement to purchase the Offered Certificates from the Depositor, to indemnify and hold harmless each Underwriter against any failure by the Depositor to perform its obligations to the Underwriters hereunder, including, without limitation, any failure by the Depositor to honor any obligation to any Underwriter pursuant to Section 8 hereof.

         If the foregoing correctly sets forth the agreement between the Depositor and the Underwriters, please indicate your acceptance in the space provided for the purpose below.

                                                   Very truly yours,

                                                   AEGIS ASSET BACKED SECURITIES
                                                   CORPORATION



                                                   By:__________________________
                                                      Name:
                                                      Title:


CONFIRMED AND ACCEPTED, as of the date first above written:

[Underwriter]
Acting on its own behalf and as
Representative of the Underwriters
referred to in the foregoing Agreement



By:___________________________________
   Name:
   Title:

                                   SCHEDULE A

                            Class A-[ ] Certificates


                                                             Underwriting
Underwriters                                                   Discount          Principal Amount          Purchase Price (%)
------------                                                 ------------        ----------------          ------------------
                                                             %                   $                         %
                                                             %                   $                         %
                                                             %                   $                         %
                                                             %                   $                         %


                            Class A-[ ] Certificates

                                                             Underwriting
Underwriters                                                   Discount          Principal Amount          Purchase Price (%)
------------                                                 ------------        ----------------          ------------------
                                                             %                   $                         %
                                                             %                   $                         %
                                                             %                   $                         %
                                                             %                   $                         %


                            Class M-[ ] Certificates

                                                             Underwriting
Underwriters                                                   Discount          Principal Amount          Purchase Price (%)
------------                                                 ------------        ----------------          ------------------
                                                             %                   $                         %
                                                             %                   $                         %
                                                             %                   $                         %
                                                             %                   $                         %

                            Class M-[ ] Certificates

                                                             Underwriting
Underwriters                                                   Discount          Principal Amount          Purchase Price (%)
------------                                                 ------------        ----------------          ------------------
                                                             %                   $                         %
                                                             %                   $                         %
                                                             %                   $                         %
                                                             %                   $                         %


                              Class B Certificates

                                                             Underwriting
Underwriters                                                   Discount          Principal Amount          Purchase Price (%)
------------                                                 ------------        ----------------          ------------------
                                                             %                   $                         %
                                                             %                   $                         %
                                                             %                   $                         %
                                                             %                   $                         %


                                    EXHIBIT A



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                                    EXHIBIT B